Exhibit 5.1

Kenneth J. Rollins

T: +1 858 550 6136

krollins@cooley.com

July 10, 2014

Auspex Pharmaceuticals, Inc.

3366 North Torrey Pines Court, Suite 225

San Diego, CA 92037

Ladies and Gentlemen:

We represent Auspex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission pursuant to Rule 462(d) of Regulation C promulgated under the Securities Act of 1933, as amended, relating to an aggregate of 3,622,500 shares of common stock, par value $0.0001 (the “Shares”), including up to 472,500 shares that may be sold by the Company pursuant to the exercise of an over-allotment option. The Registration Statement incorporates by reference the Registration Statement on Form S-1 (No. 333-197029), which was declared effective on July 10, 2014, including the prospectus which forms a part of such Registration Statement (the “Prospectus”).

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and related Prospectus, (b) the Company’s Amended and Restated Certificate of Incorporation and Bylaws as currently in effect, and (c) the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought independently to verify such matters. Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued against payment therefor as described in the Registration Statement and the related Prospectus, will be validly issued, fully paid and non-assessable.

4401 EASTGATE MALL, SAN DIEGO, CA 92121    T: (858) 550-6000    F: (858) 550-6420    WWW.COOLEY.COM

Auspex Pharmaceuticals, Inc.

July 10, 2014

Page Two

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley LLP

By:	/s/ Kenneth J. Rollins
Kenneth J. Rollins

4401 EASTGATE MALL, SAN DIEGO, CA 92121    T: (858) 550-6000    F: (858) 550-6420    WWW.COOLEY.COM